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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 23, 2002


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    1-13071                    76-0625124
       (State or Other          (Commission File Number)        (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

          12001 North Houston Rosslyn
                Houston, Texas                                       77086
   (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (281) 447-8787


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Item 5. Other Events.

On October 23, 2002 the Company issued the following press release:

                 HANOVER COMPLETES REVIEW OF 1999 TRANSACTIONS;

                      WILL RESTATE 1999 FINANCIAL RESULTS;

                CEO, CFO TO CERTIFY RESULTS FOR PAST THREE YEARS

              Schedules 3Q02 Earnings Conference Call For Oct. 31st

HOUSTON, October 23, 2002 - Hanover Compressor Company (NYSE: HC), the leading provider of outsourced natural gas compression services, today announced it has completed its review of prior business transactions and, with the concurrence of its independent auditors, will restate 1999 financial results to more properly reflect four transactions totaling revenues of $5.1 million and net income of $2.0 million.

The decision follows completion of reviews by management, the board of directors, and outside counsel of 1999 transactions.

"Senior management is satisfied it has conducted a thorough review of prior transactions and, consequently, will certify and file with the Securities and Exchange Commission within 30 days amended financial results for 1999, 2000 and 2001 to reflect the restatements," said John Jackson, chief financial officer. He said information concerning its internal investigation will be provided to the SEC.

"Operating managers identified a few transactions that, although relatively small in their overall affect on our historical results, the Company felt warranted restatement in order to assure shareholders that the Company's accounts are accurate and transparent," said Chad Deaton, chief executive officer. "Our focus now is to begin making the necessary changes that takes Hanover to the next level of performance."

Restating 1999 financial results will reduce revenues by $5.1 million, pre-tax income by $3.1 million and net income by $2.0 million for 1999. The impact of the restatement of the 1999 transactions on 2000 net income is an increase of $0.4 million and the impact on 2001 net income is a decrease of $0.4 million.


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Conference Call Details

The Company will host a conference call at 11:00 a.m. ET, Thursday, October 31st, to discuss financial results for the third quarter ended September 30, 2002, and other matters. To access the call, participants should dial 913-981-4910 at least ten minutes before the scheduled start time. For those unable to participate, a replay will be available from 2:00 p.m. ET on Thursday, October 31st, until midnight on Wednesday, November 6th. To listen to the replay, please dial 719-457-0820, access code 441442.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover's customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: the loss of market share through competition; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; currency fluctuations; changes in economic or political conditions in the countries in which Hanover operates; and legislative changes in the various countries in which Hanover does business. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HANOVER COMPRESSOR COMPANY

Date:    October 23, 2002              By: /s/ John E. Jackson
                                           -------------------------------------
                                       Name: John E. Jackson
                                       Title: Senior Vice President and
                                              Chief Financial Officer